SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12


                         LASER-PACIFIC MEDIA CORPORATION

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                (Name of Registrant as Specified in its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


                  [X]       No fee required.
                  [ ]       Fee computed on table below per Exchange Act Rules
                            14a-6(i)(l) and 0-11.

                  (1) Title of each class of securities to which Offer and a subsequent merger applies:

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                  (2)       Aggregate number of securities to which Offer and a
                            subsequent merger applies:

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                  (3)       Per unit price or other underlying value of Offer
                            and a subsequent merger computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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                  (4)       Proposed maximum aggregate value of Offer and a
                            subsequent merger:

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                  (5)       Total fee paid:

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                  [ ]       Fee paid previously with preliminary materials.
                  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
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                  (1)       Amount Previously Paid:

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                  (2)       Form, Schedule or Registration Statement No.:

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                  (3)       Filing Party:

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                  (4)       Date Filed:

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


                                        Contacts:

                                        Robert McClain, Chief Financial Officer
                                        Laser-Pacific Media Corporation
                                        323.462.6266
                                        investor@laserpacific.com

                                        Roger Pondel/Angie Yang
                                        PondelWilkinson MS&L
                                        323.866.6060
                                        investor@pondel.com



                     LASER-PACIFIC MEDIA CORPORATION REPORTS
                         RECORD SECOND QUARTER REVENUES


     HOLLYWOOD, California - August 12, 2003 - Laser-Pacific Media Corporation (Nasdaq NM: LPAC) today reported a 31.2 percent increase in revenues for the three months ended June 30, 2003.

     The company posted record second quarter revenues of $7.6 million for the current year, compared with $5.8 million in the corresponding 2002 period. Gross profit grew more than four-fold to $1.4 million from $318,000 a year earlier, and improved as a percentage of total revenues to 17.8 percent, compared with
5.5 percent in the second quarter of 2002. The company's net loss narrowed sharply to $94,000, or $0.01 per share, from a net loss of $602,000, or $0.08 per share, in the 2002 second quarter.

     For the first six months of 2003, revenues increased 26.2 percent to $17.4 million from $13.8 million in the prior-year period. Gross profit rose 71.9 percent to $4.1 million from $2.4 million in the first half of 2002 and income from operations grew to $1.3 million from $15,000 a year earlier. Net income for the year-to-date period totaled $561,000, or $0.08 per diluted share, contrasted with a net loss of $209,000, or $0.03 per share, a year ago.

     "We are just beginning to realize the tangible benefits from efforts to nurture our offerings of post-production services to feature film clients," said James R. Parks, chairman and chief executive officer of Laser-Pacific. "The growth in revenues for the current quarter and year-to-date period is principally due to the increased number of feature films serviced by the company and reflects our broadened capacity and services for theatrical motion pictures. In addition, we are seeing improvement in the economic environment within the entertainment production sector, and we expect the growth in our motion picture segment will help partially offset the seasonal nature of television production."

     Emory M. Cohen, president and chief operating officer of Laser-Pacific, said: "Laser-Pacific's leading reputation in the television post-production sector has enabled us to open the doors to many producers of feature films. Our new state-of-the-art digital timing theater, which was completed earlier this year, significantly expanded our service offering, and we have had the opportunity to work on some great motion picture projects. We continue to be excited about this new segment of our business, which we believe is a natural extension of our capabilities."

     At June 30, 2003, Laser-Pacific had current assets of $12.4 million, including $8.2 million in cash and cash equivalents, working capital of $6.2 million, and net stockholders' equity of $19.4 million, or $2.73 per diluted share.

     As previously announced on August 1, 2003, Laser-Pacific entered into an acquisition greement with Eastman Kodak Company. Under the terms of the agreement, Laser-Pacific's stockholders are entitled to receive $4.22 per share in Kodak common stock, or at Kodak's election, in cash. The transaction is subject to the approval of Laser-Pacific's stockholders and other customary closing conditions. The parties expect the transaction to close in the fourth quarter of 2003.

About Laser-Pacific Media Corporation

     Laser-Pacific Media Corporation is a premier media technology company providing a comprehensive offering of post-production services to the motion picture and television industries. Well known as a leading provider of advanced high definition services to the entertainment industry, Laser-Pacific opened the world's first digital high definition facility. Recognized for its pioneering work and technical innovations, the company has been awarded six Emmy(TM) awards for outstanding achievement in engineering development, as well as numerous awards for technical excellence in the post-production of television and the authoring of DVDs.

Cautionary Note Regarding Forward-Looking Statements

     Statements included within this news release, which are not historical in nature, may constitute forward-looking statements for the purpose of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, which include, but are not limited to, the company's future operating results, the company's ability to: enter new markets, including the field of digital intermediaries; expand services;
strengthen its balance sheet, cash position, and working capital; and the company's ability to enter into strategic alliances and consummate acquisitions, involve uncertainties, and actual results could differ from those described herein. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the company's ability to successfully expand capacity; general economic market or business conditions; investments in new technologies; continuation of sales levels; the risks related to the cost and availability of capital; failure of the transaction to close due to the failure to obtain regulatory or other approvals; failure of Laser-Pacific's stockholders to approve the merger; the risk that the Kodak and Laser-Pacific businesses will not be integrated successfully and anticipated costs of such integration; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to successfully manage its changing relationships with customers and suppliers; and those risks, many of which are beyond the control of the company, detailed from time to time in Laser-Pacific's periodic reports filed with the SEC.

Additional Information

     Laser-Pacific will file a proxy statement describing the proposed merger with the SEC. LASER-PACIFIC'S STOCKHOLDERS ARE URGED TO REVIEW THE PROXY STATEMENT AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC's web site at http://www.sec.gov or from Laser-Pacific's Secretary, Robert McClain at 809 North Cahuenga Boulevard, Hollywood, California 90038,
(323) 960-2180. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS. Laser-Pacific and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of proxies from stockholders of Laser-Pacific with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is set forth in Laser-Pacific's Proxy Statement filed with the SEC on April 29, 2003, relating to its 2003 Annual Meeting of Stockholders, and will be included in Laser-Pacific's Proxy Statement for its Special Meeting of Stockholders to be filed with SEC. These documents are or will be available at the SEC website and from Laser-Pacific as set forth above.

     In connection with its proposed acquisition of Laser-Pacific, Kodak may file with the SEC a Registration Statement on Form S-4 and other documents regarding the proposed transaction. LASER-PACIFIC'S STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT KODAK, LASER-PACIFIC AND THE MERGER. You may obtain a free copy of the Registration Statement, when and if it becomes available, and other documents filed by Kodak with the SEC at the SEC's web site at http://www.sec.gov. The Registration Statement, if filed with the SEC, and certain other documents may also be obtained without charge by Laser-Pacific stockholders by directing a request to: Coordinator, Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, New York 14650-0211, 585-724-5492.

                                                                 # # #

                                  TABLES FOLLOW

                         LASER-PACIFIC MEDIA CORPORATION
                                AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)




                                                                   Three Months Ended                     Six Months Ended
                                                                        June 30,                              June 30,
                                                            ----------------------------------     --------------------------------
                                                                  2003               2002               2003              2002
                                                            ---------------    ---------------     --------------    --------------

Revenues                                                 $       7,617,297  $       5,806,282  $      17,412,051  $     13,795,500

Operating costs
     Direct costs                                                4,963,201          4,333,980         10,751,601         9,131,423
     Depreciation and amortization                               1,295,689          1,153,984          2,589,339         2,296,239
                                                            ---------------    ---------------     --------------    --------------
      Total operating costs                                      6,258,890          5,487,964         13,340,940        11,427,662
                                                            ---------------    ---------------     --------------    --------------
      Gross profit                                               1,358,407            318,318          4,071,111         2,367,838
Selling, general and administrative expenses                     1,359,464          1,152,472          2,809,004         2,352,390
                                                            ---------------    ---------------     --------------    --------------
      Income (loss) from operations                                (1,057)          (834,154)          1,262,107            15,448

Interest expense                                                   173,049            206,984            362,915           432,514
Other income                                                        17,380             38,740             37,280            69,728
                                                            ---------------    ---------------     --------------    --------------
      Income (loss) before income tax expense (benefit)          (156,726)        (1,002,398)            936,472         (347,338)

Income tax expense (benefit)                                      (62,505)          (400,774)            374,960         (138,564)
                                                            ---------------    ---------------     --------------    --------------
      Net income (loss)                                  $        (94,221)  $       (601,624)  $         561,512  $      (208,774)
                                                            ===============    ===============     ==============    ==============


Income (loss) per share (basic)                          $          (0.01)  $          (0.08)  $            0.08  $         (0.03)
                                                            ---------------    ---------------     --------------    --------------

Income (loss) per share (diluted)                        $          (0.01)  $          (0.08)  $            0.08  $         (0.03)
                                                            ---------------    ---------------     --------------    --------------

Weighted average shares outstanding (basic)                      7,101,295          7,101,295          7,101,295         7,102,945
                                                            ===============    ===============     ==============    ==============

Weighted average shares outstanding (diluted)                    7,101,295          7,101,295          7,118,253         7,102,945
                                                            ===============    ===============     ==============    ==============

                         LASER-PACIFIC MEDIA CORPORATION
                                AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)



                                                                                      June 30,         December 31,
                                                                                        2003               2002
                                                                                   ---------------    ----------------
Assets

Current Assets:
  Cash and cash equivalents                                                     $       8,225,334  $        6,682,395
  Receivables, net of allowance for doubtful accounts                                   2,726,243           4,835,360
  Other current assets                                                                  1,403,404           1,405,772
                                                                                   ---------------    ----------------

    Total Current Assets                                                               12,354,981          12,923,527

Net property and equipment                                                             20,587,895          21,187,713
Other assets, net                                                                         148,154             188,579
                                                                                   ---------------    ----------------
 Total Assets                                                                   $      33,091,030  $       34,299,819
                                                                                   ===============    ================

Liabilities and Stockholders' Equity

Current Liabilities:
  Current installments of notes payable to bank and long-term debt              $       3,364,695  $        3,528,407
  Other current liabilities                                                             2,761,695           2,718,814
                                                                                   ---------------    ----------------

   Total Current Liabilities                                                            6,126,390           6,247,221

Deferred tax liabilities, net                                                             829,058             829,058
Notes payable to bank and long-term debt, less current installments                     6,765,983           8,415,453

Stockholders' Equity:
   Preferred stock, $.0001 par value.  Authorized 3,500,000 shares; none issued                --                  --
   Common stock, $.0001 par value.  Authorized 25,000,000 shares; issued
   and outstanding 7,101,295                                                                  710                 710
   Additional paid-in capital                                                          18,089,063          18,089,063
   Retained earnings                                                                    1,279,826             718,314
                                                                                   ---------------    ----------------
 Net Stockholders' Equity                                                              19,369,599          18,808,087
                                                                                   ---------------    ----------------

Total Liabilities and Stockholders' Equity                                      $      33,091,030  $       34,299,819
                                                                                   ===============    ================
